UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

April 21, 2020

GUARANTY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-38087	75-1656431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16475 Dallas Parkway, Suite 600 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 572-9881

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	GNTY	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

Guaranty Bancshares, Inc., a Texas corporation (the “Company”), participated in individual earnings calls today with securities analysts.  During the calls, a representative of the Company disclosed the following information that the Company is furnishing to investors on this Form 8-K in accordance with Regulation FD:

•

Social distancing, stay-at-home orders and other measures as a result of COVID-19 have particularly affected restaurant, hospitality, retail commercial real estate (“CRE”) and energy sectors. Excluding SBA guaranteed loans, Guaranty Bank & Trust, N.A. (the “Bank”) has direct exposure, through total loan commitments, of $37.2 million to restaurant-related borrowers, $80.4 million to hospitality-related borrowers and $61.7 million to retail CRE borrowers.  We have no direct energy exposure and minimal indirect energy exposure.

•

The Company repurchased 421,887 shares of common stock during the first quarter ending March 31, 2020 at an average repurchase price of $25.64.  We anticipate halting or significantly reducing our stock repurchase program for the foreseeable future.

•

The Company is conducting a private placement of unregistered debt securities, and has received subscriptions totaling $10.0 million from related parties of the Company and Bank.  The Company expects to close on this issuance of debentures on May 1, 2020.  The debentures have terms that are less than 4.5 years in maturity and the average rate is 3.0%.  The proceeds of these debentures will be used to replenish cash that was used to repurchase shares of capital stock in the first quarter of 2020.

•

The ending balance of our allowance for loan losses at March 31, 2020 was $21.95 million, or 1.28% of outstanding loans as of that date.  We believe it is possible, as a result of our allowance modeling, macroeconomic factors and ongoing uncertainties surrounding COVID-19, that our ALLL as a percentage of total loans could reach 1.75% to 2.00% by December 31, 2020.

•

To provide additional liquidity for the SBA Paycheck Protection Program, we obtained a six-month advance of $100.0 million from the FHLB at a fixed interest rate of 0.25%, maturing October 13, 2020 and with no prepayment penalty.  We received SBA approvals of $176.8 million during the initial period of funding for the program.  If a second period of additional funding is made available, we anticipate funding up to an additional $50.0 million.

This Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of these disclosures made on the earnings calls. The Company does not intend to update this information or release similar information in the future.

Forward-Looking Statements

This Item 7.01 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including, without limitation, the Annual Report on Form 10-K filed with the SEC on March 13, 2020 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 expected to be filed with the SEC.  All information provided in this Item 7.01 is as of the date hereof, and we undertake no duty to update this information unless required by law.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, the rules and regulations of the SEC thereunder, the Exchange Act, or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2020

GUARANTY BANCSHARES, INC.

By:	/s/ Tyson T. Abston
Name:	Tyson T. Abston
Title:	Chairman of the Board and Chief Executive Officer